EXHIBIT 10.3

EQUITY INTEREST TRANSFER AGREEMENT

Among

American Charter Marketing LLC

and

Total Nutraceutical Solutions, Inc.

Date:  September 28, 2010

This Equity Interest Transfer Agreement (hereinafter referred to as “this Agreement”) is made on September 28th, 2010 by and among the following parties:  American Charter Marketing LLC a Nevada Limited Liability Company, hereinafter refer to as the “Transferor”, to Total Nutraceutical Solutions, Inc. a Nevada corporation, hereinafter refer to as the “Transferee”.

WITNESSETH, That the said Transferor, for good consideration and for the sum of One Dollar ($1.00) paid by the Transferee, the receipt whereof is hereby acknowledged, does hereby remise, release and quitclaim unto the said Transferee forever, all the right, title, interest and claim which the Transferor has in and to the DMAP agreement entered into on March 26th, 2010 by the Transferor and the Transferee.

X  /s/ Gary Ballen

X  /s/ Marvin S. Hausman, M.D.

Gary Ballen – Transferor

Marvin S. Hausman - Transferee

President – American Charter Marketing

CEO – Total Nutraceutical Solutions

Dated:  February 16, 2011